Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Life Account dated March 19, 1999 and March 5, 1999, respectively, in Post-Effective Amendment No. 5 to the Registration Statement (Form S-6 No. 33-94858) and related Prospectus of Carillon Life Account of the Union Central Life Insurance Company.


                                                /s/ Ernst & Young
LLP

                                        Ernst & Young LLP

Cincinnati, OH
April 29, 1999